UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2010

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On February 17, 2010, the Company issued a press release announcing its earnings for the fiscal quarter and year ended December 31, 2009.  The earnings release is attached hereto as Exhibit 99.1 to this current report.  The information in the earnings release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 8.01.      Other Events.

On February 17, 2010, the Company announced that its Board declared a regular quarterly cash dividend of $0.0625 per share payable on March 5, 2010 to stockholders of record as of February 23, 2010.

Also on February 17, 2010, the Company announced that it will be closing 58 of its 139 centers in Virginia due to the impact on profitability on the Company’s centers resulting from recent changes in Virginia law.  The Company estimates that the costs associated with consolidating its operations in Virginia will be approximately $2.0 million, and anticipates that the majority of these charges will be incurred during the first quarter of 2010. An additional charge of $0.5 million associated with these closings is reflected in the Company’s results for the quarter and year ended December 31, 2009.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 17, 2010, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02. Results of Operations and Financial Condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2010
ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

	By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit Number	Description

99.1	Press Release, dated February 17, 2010, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02. Results of Operations and Financial Condition.